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                                                                   Exhibit 99.1

                                CareScience, Inc.
                               3600 Market Street
                             Philadelphia, PA 19104


March 22, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590, 35-27503, 39-2395, IA-2018, IC-25464, FR-62, File No. S7-03-02,
this letter is to confirm that CareScience, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

                                                     CARESCIENCE, INC.

                                                     /s/ Steven Bell
                                                     -----------------------
                                                     Chief Financial Officer